EXHIBIT 23.2

                    BAGELL, JOSEPHS, LEVNE & COMPANY, L.L.C.
                200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
                       Tel: 856.346.2528 Fax: 856.346.2882




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use of our report dated February 25, 2005 and Note 16 which is dated July 20, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) for the years ended December 31, 2004 and 2003, in this Amendment No. 1 to the Registration Statement of Medical Staffing Solutions, Inc. on Form SB-2 and Prospectus dated August 2005.



                                /s/ Bagel1, Josephs & Company, LLC
                                ----------------------------------
                                Bagell, Josephs & Company, LLC
                                Gibbsboro, New Jersey

August 5, 2005